UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________________________
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
 ____________________________________________________________________________

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☐	Preliminary Proxy Statement

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☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
Exicure, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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________________________________
Exicure, Inc.
400 Seaport Court, Suite 102
Redwood City, CA 94063

NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON THURSDAY, NOVEMBER 6, 2025
________________________________
To the stockholders of Exicure, Inc.:
NOTICE IS HEREBY GIVEN that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Exicure, Inc., a Delaware corporation (the “Company”), will be held virtually and exclusively online via a live audio-only webcast on Thursday, November 6, 2025, at 5:00 p.m., Central Time. The Annual Meeting is being held for the following purposes:
1.To elect the two (2) nominees for Class II directors named in the accompanying proxy statement (the “Proxy Statement”) to hold office until the 2028 Annual Meeting of Stockholders or until their successors are duly elected;
2.To ratify the selection by the Audit Committee of the Board of Directors of CBIZ LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025;
3.To approve, on an advisory basis, executive compensation; and
4.To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
You will be able to attend the Annual Meeting online, submit your questions during the Annual Meeting and vote your shares electronically during the meeting by visiting www.virtualshareholdermeeting.com/XCUR2025. Because the Annual Meeting is being conducted electronically, you will not be able to attend the Annual Meeting in person.
The record date for the Annual Meeting is September 9, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any adjournments or postponements thereof. To participate in and vote at the Annual Meeting, stockholders will need the unique 16-digit control number (printed in the box marked by the arrow) on their proxy card. A list of stockholders as of the record date will be accessible electronically during the Annual Meeting at www.virtualshareholdermeeting.com/XCUR2025 when you enter your 16-digit control number.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2025:
This Notice, the Proxy Statement and our 2024 Annual Report to Stockholders are available at www.virtualshareholdermeeting.com/XCUR2025.

Your vote is very important. Whether or not you attend the Annual Meeting virtually, it is important that your shares be represented. You may vote your proxy by telephone or through the Internet, or by completing and returning the proxy card mailed to you. Voting instructions are provided in the accompanying Proxy Statement. If you participate virtually in the Annual Meeting, you may vote at that time, even if you previously submitted your vote. Even if you plan to participate in the Annual Meeting, we urge you to vote as soon as possible over the Internet, by telephone or by mail as described in the Proxy Statement.

By Order of the Board of Directors,

_/s/Andy Yoo____________
Andy Yoo
Chief Executive Officer and President

Redwood City, CA
September 23, 2025

________________________________
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 6, 2025
________________________________

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING PROCEDURES
Why am I receiving these materials?
We are providing you with these proxy materials because the Board of Directors (the “Board of Directors” or the “Board”) of Exicure, Inc. (“Exicure,” the “Company,” “we,” “us” or “our”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, November 6, 2025, at 5:00 p.m., Central Time virtually and exclusively online via live audio-only webcast at www.virtualshareholdermeeting.com/XCUR2025. These proxy materials are first being distributed or otherwise sent to stockholders on or about September 23, 2025.
Why are you holding a virtual Annual Meeting?
The Annual Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Annual Meeting so they can ask questions to our Board or management. Just as we did during our in-person meetings in the past, during the live Q&A session of the Annual Meeting, we may answer questions as they come in and address those asked in advance, to the extent relevant to the business of the Annual Meeting, as time permits.
How do I attend the Annual Meeting?
The Annual Meeting is being held in a virtual-only format this year; you cannot attend the Annual Meeting physically. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting. The Annual Meeting will be held on Thursday, November 6, 2025, at 5:00 p.m., Central Time in a virtual meeting format only, live via the Internet at www.virtualshareholdermeeting.com/XCUR2025. We encourage you to access the meeting prior to the start time. Online check-in will begin at 4:30 p.m. Central Time on the date of the Annual Meeting, and you should allow ample time for the check-in procedures. We have worked to offer the same participation opportunities as would be provided at an in-person meeting while further enhancing the online experience available to all stockholders regardless of their location. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
In order to enter the Annual Meeting virtually, you will need the unique 16-digit control number, which is included on your proxy card if you are a stockholder of record of the shares, or included with your voting instruction card and voting instructions received from your broker, bank, trustee, or nominee if you are the beneficial owner of the shares held in “street name.”
What if I have technical difficulties during the check-in time or during the Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the live audio webcast for the Annual Meeting. Please be sure to check in at 4:30 p.m. Central Time on Thursday, November 6, 2025, the day of the Annual Meeting, so we may address any technical difficulties before the live audio webcast for the Annual Meeting begins.

The platform we are using for the live audio webcast for the Annual Meeting will require a software installation or the ability to run a temporary application in order for you to join the live audio webcast for the Annual Meeting.
What if I cannot virtually attend the Annual Meeting?
You may vote your shares electronically before the meeting by Internet, by proxy or by telephone as described below. You do not need to access the Annual Meeting audio-only webcast to vote if you submitted your vote via proxy, by Internet or by telephone in advance of the Annual Meeting.
What am I being asked to vote on?
The following proposals are scheduled for a vote:
1.To elect the two (2) nominees for Class II directors to hold office until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified (the “Director Election Proposal”);
2.To ratify the selection by the Audit Committee of the Board of Directors of CBIZ LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 (the “Auditor Ratification Proposal”);
3.To approve, on an advisory basis, executive compensation (the “Say-on-Pay Proposal”); and
4.To conduct any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
What is our voting recommendation?
Our Board of Directors recommends that you vote your shares:
•“FOR” the election of each of the named Class II nominees on the Director Election Proposal;
•“FOR” the Auditor Ratification Proposal; and
•“FOR” the Say-on-Pay Proposal.
Will other matters be voted on at the Annual Meeting?
Our Board of Directors knows of no matters to be presented for consideration at the Annual Meeting. If any other matter is properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on September 9, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 6,317,816 shares of common stock outstanding that will be entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If, on September 9, 2025, your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (FKA American Stock Transfer & Trust Company, LLC), then you are a stockholder of record. As a stockholder of record, you may vote electronically over the Internet during the Annual Meeting or vote by proxy. Even if you plan to attend the virtual Annual Meeting, we urge you to submit your proxy in advance on the Internet, by phone or by mail, to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on September 9, 2025, your shares are held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and the proxy materials and a voting instruction form are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. Your brokerage firm, bank or other agent will not be able to vote on the Director Election Proposal, or the Say-on-Pay Proposal unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.
You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares electronically over the Internet at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other agent.
How do I vote?
On the Director Election Proposal, you may either vote “FOR” all the nominees, or you may “WITHHOLD” your vote for all the nominees or for any nominee you specify. On the Auditor Ratification Proposal and the Say-on-Pay Proposal, you may vote “FOR”, “AGAINST” or “ABSTAIN”.
The procedures for voting are:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record as of September 9, 2025, you may vote by Internet during the Annual Meeting. You may also vote by proxy over the Internet or by phone by following the instructions provided below and on your proxy card or you may vote your proxy card by mail. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting virtually and vote electronically at the Annual Meeting if you have already voted by proxy. You may vote as follows:
•To vote through the Internet during the Annual Meeting, please visit www.virtualshareholdermeeting.com/XCUR2025 and have available the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.
•To vote by proxy through the Internet before the Annual Meeting, please visit www.proxyvote.com and follow the instructions provided on the proxy card. You will be asked to provide the control number from your proxy card and follow the instructions. Your vote must be received by 11:59 p.m., Eastern Time, on November 5, 2025 to be counted.
•To vote by proxy over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from your proxy card. Your telephone vote must be received by 11:59 p.m., Eastern Time, on November 5, 2025 to be counted.
•To vote by proxy by mail, complete, sign and date the proxy card enclosed with these proxy materials (or request a paper copy of these proxy materials if you did not receive one) and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received these proxy materials and a voting instructions form from that organization rather than from us. Simply follow the instructions to ensure that your vote is counted. To vote electronically at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent, or contact your broker, bank or other agent.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on September 9, 2025.
If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?
If you are a stockholder of record and do not vote by telephone, through the Internet, by completing and returning a proxy card by mail or voting electronically at the Annual Meeting, your shares will not be voted.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “FOR” the election of both nominees for Class II director named in this Proxy Statement on the Director Election Proposal, “FOR” the Auditor Ratification Proposal, and “FOR” the Say-on-Pay Proposal. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.
If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, your shares are held by your broker, bank or other agent as your nominee, or in “street name,” and you will need to return a voting instruction form from the organization that holds your shares by following the instructions included on that form regarding how to instruct the organization to vote your shares.
If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the particular proposal is a “routine” matter. Under the rules of the New York Stock Exchange (“NYSE”), which are also applicable to Nasdaq-listed companies, brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under NYSE rules but not with respect to “non-routine” matters. A broker non-vote occurs when a broker, bank or other agent has not received voting instructions from the beneficial owner of the shares and the broker, bank or other agent cannot vote the shares because the matter is considered “non-routine” under NYSE rules. Broker non-votes, if any, will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal. We believe the Director Election Proposal and the Say-on-Pay Proposal will be considered to be “non-routine” under NYSE rules. Any broker non-votes will have no effect on the outcome of these proposals. We believe the Auditor Ratification Proposal is considered to be "routine" under NYSE rules such that your broker, bank or other agent may vote your shares on such proposal in the absence of your voting instructions.
Therefore, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer or at all, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.
How many votes are needed to approve each proposal?
For the Director Election Proposal, directors will be elected by a plurality of the votes validly cast for the applicable class at the Annual Meeting. The two Class II director nominees receiving the most “FOR” votes will be elected as directors. A vote of a “plurality” of shares means that a director nominee would only need to receive more “yes” votes than a competing candidate to be elected to the Board. Since each of the two Class II director nominees is running uncontested, each Class II director nominee effectively needs only one vote to be elected if a quorum is present at the Annual Meeting. Withheld votes and broker non-votes will have no effect of the outcome of these proposals.
The Auditor Ratification Proposal and the Say-on-Pay Proposal will be considered approved if “FOR” votes exceed “AGAINST” votes validly cast at the Annual Meeting. Abstentions and broker non-votes (if any) will have no effect on the outcome of these proposals.
Can I revoke my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•You may submit another properly completed proxy by mail, telephone or Internet with a later date (which automatically revokes the earlier proxy).
•You may send a timely written notice that you are revoking your earlier-dated proxy to our Corporate Secretary c/o Exicure, Inc., 400 Seaport Court, Suite 102, Redwood City, CA 94063.
•You may attend the Annual Meeting virtually and vote electronically. Simply attending the Annual Meeting will not, by itself, revoke your proxy. Even if you plan to attend the Annual Meeting virtually, we recommend that you also submit your proxy by mail, by telephone or through the Internet so that your vote will be counted if you later decide not to attend the Annual Meeting.
Your most current proxy card or telephone or Internet proxy is the one that is counted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.
What is the quorum requirement?
A quorum of stockholders is necessary to take any action at the meeting, other than to adjourn the meeting. The presence, in person, by remote communication or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote will constitute a quorum. On September 9, 2025, there were 6,317,816 shares of common stock outstanding and entitled to vote. Thus, the holders of more than 4,158,909 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.
Your shares will be counted toward the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or other agent) or if you virtually attend the Annual Meeting and vote by Internet during the Annual Meeting by visiting www.virtualshareholdermeeting.com/XCUR2025. Abstentions, votes withheld, and broker non-votes will be counted toward the quorum requirement. If there is no quorum, the chairperson of the Annual Meeting or the holders of a majority of shares present at the meeting in person, by remote communication or represented by proxy may adjourn the meeting to another date.
Who will serve as inspector of elections?
A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of elections.
Who is paying for this proxy solicitation?
We will pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or other nominees for forwarding proxy materials to street name holders. We are soliciting proxies primarily through the distribution of these proxy materials. In addition, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Our directors, officers and regular employees will receive no additional compensation for their services other than their regular compensation.
What does it mean if I receive more than one set of proxy materials?
If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. Please vote by proxy according to each set of proxy materials to ensure that all of your shares are voted.
Can I elect to receive electronic delivery of the Company’s proxy materials?
In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact of annual meetings on the environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s annual meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until the stockholder terminates it.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days following the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

DIRECTORS ELECTION PROPOSAL
Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Any vacancies on our Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected to fill a vacancy shall hold office for the remainder of the unexpired term in which the vacancy occurred or newly created directorship was created and until such director’s successor shall have been elected and qualified.
Our Board of Directors presently has five directors. There are two Class I directors whose terms expire in 2027: Andy Yoo and Dongho Lee. There are two Class II directors whose terms expire in 2025: Aejin Hwang and Sangjin Yeo. There is one Class III director whose term expires in 2026: Seung Ik Baik. Each of the Class II directors has been nominated for reelection at the Annual Meeting by the Board of Directors to serve a term expiring in 2028 if elected (until his or her successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal).
Mr. Yoo & Mr. Baik were designated to the Board of Directors by Exicure HiTron Inc. (“HiTron”), pursuant to its rights under the Securities Purchase Agreement, dated November 6, 2024 (the “Securities Purchase Agreement”). It is our policy to encourage directors and nominees for director to attend the Annual Meeting.
Vote Required
Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. Accordingly, if a quorum is present, the two Class II nominees receiving the highest number of affirmative votes will be elected as Class II directors. A vote of a “plurality” of shares means that a director nominee would only need to receive more “yes” votes than a competing candidate to be elected to the Board. Since each of the two Class II director nominees is running uncontested, each Class II director nominee effectively needs only one vote to be elected if a quorum is present at the Annual Meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. Proxies cannot be voted for a greater number of persons than the two nominees named in this Proxy Statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would otherwise be voted for such nominee will be voted for the election of a substitute nominee proposed by the Board of Directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
Director Nominees and Continuing Directors
The following is a brief biography of each nominee for director and each director whose term of office will continue after the Annual Meeting, and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the Board of Directors to recommend that person as a nominee for director, as of the date of this Proxy Statement.
Nominees for Election as a Class II Director

Name	Position	Age
Aejin Hwang	Director	43
Sangjin Yeo	Director	54

Aejin Hwang has served as a member of our Board of Directors since September 2025. Ms. Hwang has served as the Deputy General Manager at Sixbridge Asset Management since 2023 where her responsibilities include managing its asset operations and human resources, and worked at Starmark Co. Ltd. as a Content Planning Manager from December 2012 to December 2017. Ms. Hwang has Bachelor’s degree in Commutations from Adelphi University and Master’s degrees from Kelaniya University and The New School University, Parsons School of Design.
Our Board believes that Ms. Hwang’s experience in working with companies in a range of industries qualifies her to serve on the Board.
Sangjin Yeo has served as a member of our Board of Directors and Audit Committee Chair since September 2025. Mr. Yeo has served as the Chief Executive Officer of TSOB, a math tutor academy in Seoul, since 2008. Mr. Yeo acquired Golden Bridge Asset Management in 2018 expanding into fund-based real estate development. Mr. Yeo completed his undergraduate, master’s, and doctoral coursework in mathematics at Seoul National University.
Our Board believes that Mr. Yeo’s professional experience qualifies him to serve on the Board.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NAMED CLASS II NOMINEE.
Class I Directors Continuing in Office until the 2027 Annual Meeting of Stockholders

Name	Position	Age
Andy Yoo	Director	46
Dongho Lee	Director	63
Andy Yoo has served as a member of our Board of Directors since November 2024 and served as the Chief Executive Officer and President of the Company since December 2024. Mr. Yoo has served as the Chairman and the largest shareholder of HiTron, a listed company in South Korea since 2023. Mr. Yoo has served as a member of HiTron’s executive committee, its governing and decision-making body for matters affecting its overall management and strategic direction since 2023. Mr. Yoo is also a Managing Director of Balancers Co., Ltd, an alternative investment company, since 2015. Previously, Mr. Yoo worked at PKF public accounting practice in Australia, serving most recently as senior accountant, overseeing more than 100 clients and government bodies and professionals. He also founded CYS public accounting practice and played significant roles on other leadership during his tenure as an accountant. Mr. Yoo holds a Bachelor of Commerce in Accounting from Griffith University, Australia.
Our Board believes that Mr. Yoo’s accounting, auditing and other financial experience qualifies him to serve on the Board.
Dongho Lee has served as a member of our Board of Directors since August 2023. Mr. Lee began his professional career in finance as a FINRA-licensed financial advisor in asset management in New York from 1989 and in Korea from 1995. Since 2000, Mr. Lee has served in various corporate executive and management positions, from Chief Executive Officer and Chief Financial Officer to advisor to the board of directors, at various companies in both Korea and the United States. From 2007 to 2011, he was the Chief Strategy Officer & Senior Vice President of Finance at Englewood Lab Inc., a cosmetics R&D and manufacturing company in Englewood, NJ. From 2012 to 2018, he was the Chief Operating Officer of Tchopstix, Inc., a restaurant group in Indianapolis, IN. Mr. Lee graduated from Korea University with a Bachelor’s degree in Business Administration with emphasis in Finance.
Our Board believes that Mr. Lee’s experience in finance and working with companies in a range of industries qualifies him to serve on the Board.
Class III Directors Continuing in Office until the 2026 Annual Meeting of Stockholders

Name	Position	Age
Seung Ik Baik	Director	39

Seung Ik Baik has served as a member of our Board of Directors since November 2024 and served as Chief Financial Officer and Secretary of the Company since December 2024. Mr. Baik has 17 years of experience in corporate finance, accounting, and private equity. Mr. Baik has served as an Executive Director at The Technology, a listed company in South Korea since 2023, where he manages partnerships with Korean accounting firms, law firms, financial institutions, and regulatory bodies. His role includes overseeing compliance and regulatory initiatives, supporting strategic growth, and advising the board of directors and Managing Director on financial performance and organizational development. In addition to his role at The Technology, Mr. Baik has served as General Manager at Balancers Private Equity Fund (PEF) since 2013. Previously, Mr. Baik worked as a Senior Accountant at CYS Chartered Accountants & Business Advisors in Australia, where he prepared financial statements, handled tax compliance, and provided strategic tax planning and business structuring advice to clients. Mr. Baik holds a Master of Commerce in Applied Finance and a Bachelor of Commerce in Accounting from Griffith University, Australia
Our Board believes that Mr. Baik’s accounting, auditing and other financial experience qualifies him to serve on the Board.

AUDITOR RATIFICATION PROPOSAL
The Audit Committee of our Board of Directors has selected CBIZ LLP (“CBIZ”) as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. CBIZ was engaged in June 2023 and audited our financial statements for the fiscal years ended December 31, 2024 and 2023.
Representatives of CBIZ are expected to participate virtually in the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of CBIZ as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of CBIZ to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain CBIZ. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and the best interests of our stockholders.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF CBIZ LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Independent Registered Public Accounting Firm Fees and Services
The following table sets forth the aggregate fees billed to us by CBIZ for the years ended December 31, 2024 and 2023.

	Year Ended December 31,
	2024	2023
Audit Fees(1)	$236,520	$432,846
Audit-Related Fees(2)	—	—
Total Fees	$236,520	$432,846

(1)	Audit fees for the fiscal years ended December 31, 2024 and 2023 consist of fees for professional services rendered in connection with the audit of our annual financial statements and review of our quarterly financial statements.
(2)	Audit-related fees for the fiscal years ended December 31, 2024 and 2023 consist principally of fees for professional services rendered that are reasonably related to the performance of the audit or review of our financial statements and fees related to assistance with registration statements filed with the SEC.
All fees described above were pre-approved by the Audit Committee of the Board of Directors.

Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services provided by our independent registered public accounting firm. The policy generally requires pre-approval for specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee will review both audit and non-audit services performed by the independent registered public accounting firm and the fees charged for such services on at least an annual basis. Among other things, the Audit Committee will review non-audit services proposed to be provided by the independent registered public accounting firm and pre-approve such services only if they are compatible with maintaining the independent registered public accounting firm’s status as an independent registered public accounting firm. All services provided by CBIZ in 2024 and 2023 were pre-approved by our Audit Committee after review of each of the services proposed for approval.

SAY-ON-PAY PROPOSAL
As of 2024, we no longer qualify as an “emerging growth company” under applicable SEC rules. Therefore, as required by Section 14A of the Exchange Act, the Board is submitting a non-binding advisory resolution to our stockholders for approval of the compensation of the Company’s named executive officers for 2024 as disclosed in the Executive Compensation section and related tables included within this Proxy Statement.
This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.
Accordingly, the Board of Directors unanimously recommends a vote FOR the approval of the following advisory resolution on executive compensation:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and any related disclosure in this proxy statement is hereby APPROVED on an advisory basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of September 9, 2025 by: (i) each of our directors and director nominees; (ii) each of our named executive officers named in the 2024 Summary Compensation Table below; (iii) all of our current executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities, or have the right to acquire such powers within 60 days. Common stock subject to options that are currently exercisable or exercisable within 60 days of September 9, 2025 are deemed to be outstanding and beneficially owned by the person holding the options. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Percentage ownership calculations are based on 6,317,816 shares outstanding as of September 9, 2025, adjusted as required by rules promulgated by the SEC.
This table is based upon information supplied by our officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted below, the address for each executive officer and director listed in the table is c/o Exicure, Inc., 400 Seaport Court, Suite 102, Redwood City, CA 94063.

	Beneficial Ownership
Beneficial Owner Greater than 5% Stockholders	Number of Shares Beneficially Owned (#)	Percentage of Common Stock Beneficially Owned (%)
Exicure HiTron, Inc. (1)	3,333,333	52.8%
DGP Co., Ltd. (2)	492,612	7.8%
SangSangIn Investment and Securities Co., Ltd. (3)	433,332	6.9%

Directors and Named Executive Officers
Andy Yoo (4)	3,333,333	52.8%
Seung Ik Baik	—	*
Dongho Lee	—	*
Aejin Hwang	—	*
Sangjin Yeo	—	*

All directors and executive officers as a group (5 persons) (4)	3,333,333	52.8%

*	Indicates beneficial ownership of less than one percent of the outstanding shares of common stock.
(1)	Based on most recent Schedule 13D amendment filed March 26, 2025. The address of Exicure HiTron, Inc. (“HiTron”) is 99-13 Masan-Gil, Miyang-Myeon, Anseong-si, Gyeonggi-do, Korea.
(2)	Based on most recent Schedule 13D amendment filed September 16, 2024. The address of DGP is 23, Geurintekeu-ro, Yeonggwang-eup, Yeonggwang-gun, Jeollanam-do, Republic of Korea.
(3)	Based on most recent Schedule 13G filed December 23, 2024. As of December 23, 2024, SangSangIn Investment and Securities Co., Ltd. (“SangSangIn”) beneficially owned 433,332 shares of our common stock. Sangsangin Ltd., as the majority shareholder of SangSangIn, may be deemed to have beneficially owned the 433,332 shares of our common stock beneficially owned by SangSangIn. Mr. Junwon Yoo, as the chief executive officer of Sangsangin Ltd., may be deemed to have beneficially owned the 433,332 shares of our common stock beneficially owned by Sangsangin Ltd. The reporting persons have shared voting and dispositive power with respect to 433,332 shares of our common stock. The address of SangSangIn Investment & Securities Co., Ltd. is 108, Yeoui-daero, Yeongdeungpo-gu, Seoul, Korea.
(4)	Based on information available to the Company, Andy Yoo is the chief executive officer and largest stockholder of HiTron. As a result, Mr. Yoo may be deemed to beneficially own the share of our common stock and securities held by HiTron.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Policies and Procedures for Related Party Transactions
Our Board of Directors adopted a written related person transaction policy to set forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K promulgated under the Exchange Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds or will exceed the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years and a related person had, has or will have a direct or indirect material interest, including purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our Audit Committee charter, our Audit Committee is responsible for reviewing and approving in advance the related party transactions covered by our related transaction policies and procedures.
A related party transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee of our Board of Directors or the chairperson of the Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related party’s interests in the transaction. As appropriate for the circumstances, the Audit Committee or the chairperson of the Audit Committee, as applicable, shall review and consider:
•the related party’s interest in the transaction;
•the approximate dollar value of the amount involved in the related party transaction;
•the approximate dollar value of the amount of the related party’s interest in the transaction without regard to the amount of any profit or loss;
•whether the transaction was undertaken in our ordinary course of business;
•whether the transaction with the related party is proposed to be, or was, entered into on terms no less favorable to us than terms that could have been reached with an unrelated third party;
•required public disclosure, if any; and
•any other information regarding the related party transaction in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.
Related Party Transactions
The following is a description of related party transactions we have entered into since January 1, 2023 with our directors, executive officers and holders of more than 5% of our outstanding voting securities and their affiliates, whom we refer to as our related persons, in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets as of the end of the last two completed fiscal years, other than the compensation arrangements we describe in the sections titled “Director Compensation” and “Executive Compensation” in this Proxy Statement.
Common Stock Purchase Agreements
In an agreement dated November 6, 2024 and executed on November 12, 2024, the Company entered into a common stock purchase agreement with HiTron Systems Inc. (“HiTron”), pursuant to which the Company agreed to issue and sell to HiTron 433,333 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a purchase price of $3.00 per share.
On November 13, 2024, in a subsequent agreement (the “Subsequent Common Stock Purchase Agreement”), the Company agreed to sell and issue to HiTron 2,900,000 additional shares of Common Stock, for $8.7 million, at a purchase price of $3.00 per share. The Subsequent Common Stock Purchase Agreement provides HiTron with the right to nominate additional members of the Board in proportion to its equity interest, subject to approval by the Board and compliance with SEC and Nasdaq rules.

On December 9, 2024, the Company entered into a Common Stock Purchase Agreement with SangSangIn Investment & Securities Co., Ltd. (“SangSang”), pursuant to which the Company agreed to issue and sell to SangSang 433,332 shares of Common Stock, at a purchase price of $4.61 per share. SangSang beneficially owns 7% of the outstanding shares of Common Stock based on information available to the Company.
Securities Purchase Agreement
On September 26, 2022, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with CBI USA, Inc. (“CBI USA”), pursuant to which the Company agreed to issue and sell to CBI USA in a private placement (the “Private Placement”) an aggregate of 680,000 shares of Common Stock, at a purchase price of $8.00 per share. The Private Placement closed on February 24, 2023. The Company received gross proceeds of $5,440,000 from the Private Placement (or net proceeds of $4,597,000 after transaction expenses).
CBI USA funded the acquisition pursuant to the Securities Purchase Agreement through a loan from its affiliate, DGP Co., Ltd. (“DGP”). On June 23, 2023, DGP exercised its the option pursuant to the loan and acquired the 680,000 shares of Common Stock initially acquired by CBI USA pursuant to the Securities Purchase Agreement. DGP subsequently agreed to sell its shares to a third party, with the closing of 10% (68,000 shares) occurring in February 2024, and sold 424,611 to another third party on February 24, 2025. CBI USA and DGP, collectively, beneficially own 10% of the outstanding shares of Common Stock based on information available to the Company.
Consulting Agreement
The Company engaged entities controlled by Paul Kang to provide business development consulting services in 2023. The Company paid the entities controlled by Mr. Kang $0 and $218,000 for the years ended December 31, 2024 and 2023, respectively, for such services to date. Mr. Kang was not yet serving as a director at the time he was engaged to provide these services.
Effective as of February 27, 2025, the Company entered into the Consulting Agreement with Alta, in which Mr. Kang, a director of the Company from February 2023 through March 2025 and the former Chief Executive Officer of the Company, is the President. Pursuant to the Consulting Agreement, the Company agreed to pay Alta an initial fee of $99,000, a monthly fee of $12,500 and prior to closing any transactions involving such parties that were introduced by Alta or Mr. Kang to the Company (or where Alta or Mr. Kang were involved in discussions), the Company agrees to determine Alta’s involvement on mutually agreeable terms prior to closing any such transaction.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Meetings of the Board of Directors
The Board of Directors met two times during the year ended December 31, 2024. The Board chose to utilize Board consents throughout the year to approve key transactions. Each current member of the Board of Directors attended 75% or more of the aggregate number of meetings of our Board of Directors and of the committees on which he or she served during the period of the last fiscal year for which he or she was a director or committee member. We encourage our board members to attend the Annual Meeting. Three board members attended the prior year’s annual meeting.
Board Leadership Structure and Risk Oversight
Our Board of Directors currently does not have a chairperson or a lead independent director. As the Company underwent substantial turnover of membership of our Board of Directors in 2024 and 2023 and remains in a transitional state with limited operations, the Board of Directors did not consider it necessary to appoint a chairperson or lead independent director. Members of management that serve on the Board of Directors have generally acted in the role of chairperson at meetings. The Board of Directors expects to reconsider our leadership structure as our future strategy and funding situation develops. Generally, our whole Board of Directors monitors and assesses key business risks through deliberations and by way of delegation of certain risk oversight functions to committees of the Board of Directors. Our Audit Committee’s responsibilities include oversight functions with respect to financial risk and data and cybersecurity risk.
Independence of the Board of Directors
The following current directors were determined to be independent under the applicable Nasdaq standards: Dongho Lee, Sangjin Yeo and Aejin Hwang. The following former directors who served during 2024 or at any point thereafter were also determined to be independent under such standards: Hyuk Joon (Raymond) Ko and Minhee Eom.
Following the closing of the Subsequent Common Stock Purchase Agreement to HiTron in December 2024, we became a “controlled company” under Nasdaq rules. As a result, we are exempt from the requirements that a majority of our Board of Directors be independent and that we have an independent compensation committee and an independent nominating committee or function.
Information Regarding the Committees of the Board of Directors
The Board of Directors currently has three standing committees: an Audit Committee; a Compensation Committee; and a Nominating and Corporate Governance Committee.
Below is a description of the each of our standing committees.
Audit Committee
Our Audit Committee is currently comprised of Sangjin Yeo, Aejin Hwang, and Dongho Lee. Mr. Yeo serves as the chairperson of the Audit Committee. Our Board of Directors has determined that all members are “independent” for Audit Committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq rules. Our Board has determined that Mr. Yeo is an “audit committee financial expert,” as defined under the applicable rules of the SEC.
The responsibilities and duties of the Audit Committee include, among other things:
•appointing, approving the compensation of and assessing the independence of our independent registered public accounting firm;
•pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•reviewing and approving annually a report by the independent registered public accounting firm regarding the independent registered public accounting firm’s internal quality control procedures and various issues relating thereto;
•reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•coordinating the oversight and reviewing the adequacy of our internal control over financial reporting with both management and the independent registered public accounting firm;
•establishing policies and procedures for the receipt and retention of accounting related complaints and concerns, including a confidential, anonymous mechanism for the submission of concerns by employees;
•periodically reviewing legal compliance matters, including any securities trading policies, periodically reviewing significant accounting and other financial risks or exposures to our Company and reviewing and, if appropriate, approving all transactions between our Company and any related party (as described in Item 404 of Regulation S-K promulgated under the Exchange Act);
•establishing policies for the hiring of employees and former employees of the independent registered public accounting firm; and
•preparing the Audit Committee report required by SEC rules to be included in our annual proxy statement.
The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and has the authority to retain counsel and advisors to fulfill its responsibilities and duties.
The Audit Committee operates under a written charter adopted by the Board, which is available on our website at http://investors.exicuretx.com.
The Audit Committee held five meetings during 2024.
Compensation Committee
While not required as a controlled company, our Compensation Committee is currently comprised of Dongho Lee. Our Board of Directors has determined that it will add members to this committee later and ensure that the new members are “independent” for Compensation Committee purposes as that term is defined in the applicable rules of Nasdaq.
The Compensation Committee’s responsibilities include, among other things:
•reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
•evaluating the performance of our chief executive officer in light of such corporate goals and objectives and approving the compensation of our chief executive officer;
•reviewing and approving the compensation of our other executive officers;
•reviewing our compensation program and welfare and retirement plans; and
•reviewing and making recommendations to the Board with respect to director compensation.
In addition, the Compensation Committee had sole authority to select, retain and terminate any compensation consultant to assist the Compensation Committee in the evaluation of director, chief executive officer, executive officer or senior executive compensation or any other matter deemed appropriate by the Compensation Committee, including sole authority to approve such consultant’s reasonable fees and other retention terms, all at our expense. The Compensation Committee did not engage a compensation consultant in 2024.
The Compensation Committee operates under a written charter adopted by the Board, which is available on our website at http://investors.exicuretx.com.
The Compensation Committee held one meeting in 2024 and did not hold any meetings during 2023.

Nominating and Corporate Governance Committee
While not required as a controlled company, our Nominating and Corporate Governance Committee is currently comprised of Dongho Lee. Our Board of Directors has determined that it will add members to this committee later and ensure that the new members are “independent” for Nominating and Corporate Governance Committee purposes as that term is defined in the applicable rules of Nasdaq.
The Nominating and Corporate Governance Committee’s responsibilities include, among other things:
•developing and recommending to the Board of Directors criteria for membership on the Board of Directors and committees;
•identifying individuals qualified to become members of the Board of Directors;
•recommending to the Board of Directors the persons to be nominated for election as directors and to each committee of the Board of Directors;
•annually reviewing our corporate governance guidelines; and
•monitoring and evaluating the performance of the Board of Directors and leading the Board in an annual self-assessment of its practices and effectiveness.
The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board, which is available on our website at http://investors.exicuretx.com.
The Nominating and Corporate Governance Committee held one meeting in 2024 and did not hold any meetings during 2023.
Our directors were identified as follows: Mr. Yoo and Mr. Baik were designated by HiTron pursuant to rights under the Subsequent Common Stock Purchase Agreement; Mr. Hojoon Lee, although not formally designated pursuant to the Securities Purchase Agreement, is an officer and/or director of CBI USA, its parent company and DGP and was identified accordingly; and each of our other directors was identified by other members of the Board of Directors.
The Board of Directors expects to review candidates for director nominees in the context of the current composition of our Board of Directors, our operating requirements and the long-term interests of stockholders. The Board of Directors has not adopted a policy regarding the consideration of diversity in identifying director nominees.
The Board of Directors will consider recommendations for Board nominees and proposals submitted by the Company’s stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information, relevant qualifications and other information required by our bylaws to our Secretary at our principal executive offices before the deadline set forth in our bylaws. All written submissions received from our stockholders will be reviewed by the Board of Directors at the next appropriate meeting. The Board of Directors will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our Board.
Stockholder Communications with the Board of Directors
The Board of Directors will consider any written or electronic communication from our stockholders to the Board, a committee of the Board or any individual director. Any stockholder who wishes to communicate to the Board of Directors, a committee of the Board or any individual director should submit written or electronic communications to our Secretary at our principal executive offices, which shall include contact information for such stockholder. All communications received from stockholders shall be forwarded by our Secretary to the Board of Directors, a committee of the Board or an individual director, as appropriate, on a periodic basis, but in any event no later than the Board of Director’s next scheduled meeting. The Board of Directors, a committee of the Board, or individual directors, as appropriate, will consider and review carefully any communications from stockholders forwarded by our Secretary.

Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available on our website at http://investors.exicuretx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.
Insider Trading, Anti-Hedging and Anti-Pledging Policy
We have adopted an insider trading policy governing the purchase, sale, and/or other dispositions of our securities by directors, officers and employees or the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. Our insider trading policy prohibits our employees, directors and designated consultants from engaging in “hedging” or other monetization transactions, including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds, with respect to our common stock or borrowing against our common stock.
Equity Grant Practices
The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and we do not time the disclosure of such material nonpublic information for purposes of affecting the exercise price of such awards or the value of executive compensation.
In addition, we do not grant equity awards during the four business days prior to or the one business day following the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Form 8-K that discloses material nonpublic information. During fiscal year 2024, we did not grant equity awards to the named executive officers.

DELINQUENT SECTION 16(A) REPORTS
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors, and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2024, all Section 16(a) filing requirements applicable to our officers, directors, and greater than ten percent beneficial owners were complied with, except that: a late report on Form 4 was filed by HiTron on March 26, 2025 reporting a transaction dated December 26, 2024; a late report on Form 3 was filed on March 24, 2025 relating to an initial statement of beneficial ownership of securities by a former officer, Hojung John Song, who was appointed December 19, 2024; a late report on Form 3 was filed on March 24, 2025 relating to an initial statement of beneficial ownership of securities by a former officer, Chang Keun Choi, who was appointed December 19, 2024; a late report on Form 3 was filed on March 24, 2025 relating to an initial statement of beneficial ownership of securities by a former officer, Sangwook Song, who was appointed December 19, 2024; a late report on Form 3 was filed on March 24, 2025 relating to an initial statement of beneficial ownership of securities by a former officer, Minwoo Kang, who was appointed December 19, 2024; a late report on Form 4 was filed by Joshua Miller on March 6, 2024 reporting a transaction dated February 16, 2024; a late report on Form 4 was filed by Mr. Miller on May 23, 2024 reporting a transaction dated May 16, 2024; a late report on Form 4 was filed by Mr. Miller on August 21, 2024 reporting a transaction dated August 16, 2024; a late report on Form 4 was filed by Mr. Miller on November 26, 2024 reporting a transaction dated November 16, 2024; and a late report on Form 3 was filed on December 23, 2024 relating to an initial statement of beneficial ownership of securities by SangSangIn Investment & Securities Co., Ltd., which became an insider on December 12, 2024.

DIRECTOR COMPENSATION
Under our director compensation policy, as amended, each of our directors is eligible to receive cash compensation for service on our Board of Directors and committees of our Board of Directors.
Cash Compensation
Following the closing of the Private Placement in February 2023, each director is entitled to an annual retainer of $20,000, paid quarterly in arrears, which continued to be the amount of the annual retainer in 2024. None of our current directors have received any equity grants, and none of our prior directors received equity grants in 2024.
Director Compensation Table
The following table presents information regarding the compensation earned for service by our directors during the year ended December 31, 2024, amounts in dollars (except that fees earned by directors who are also named executive officers in 2024 are included below in the summary compensation table).

Name	Fees Earned or Paid In Cash ($)	Option Awards (10) ($)	Total ($)
Hyuk Joon (Raymond) Ko (1)	19,194	—	19,194
Dongho Lee (2)	20,000	—	20,000
Hojoon Lee (3)	17,778	—	17,778
Minhee Eom (4)	19,194	—	19,194
Ho Jung John (5)	645	—	645
Chang Keun Choi (6)	645	—	645
Sangwook Song (7)	645	—	645
Minwoo Kang (8)	645	—	645
Eui Yull Hwang (9)	2,778	—	2,778

(1)	Mr. Ko was appointed to the Board of Directors effective August 21, 2023 and resigned from the Board in December 2024.
(2)	Mr. D. Lee was appointed to the Board of Directors effective August 21, 2023.
(3)	Mr. H. Lee was appointed to the Board of Directors effective August 21, 2023 and resigned from the Board in November 2024.
(4)	Ms. Eom was appointed to the Board of Directors effective September 26, 2023 and resigned from the Board in December 2024.
(5)	Mr. John was appointed to the Board of Directors effective December 17, 2024 and resigned from the Board effective September 8, 2025.
(6)	Mr. Choi was appointed to the Board of Directors effective December 17, 2024 and resigned from the Board effective September 8, 2025.
(7)	Mr. Song was appointed to the Board of Directors effective December 17, 2024 and resigned from the Board effective September 8, 2025.
(8)	Mr. Kang was appointed to the Board of Directors effective December 17, 2024 and resigned from the Board effective September 8, 2025.
(9)	Mr. Hwang was appointed to the Board of Directors effective September 26, 2024 and resigned on November 21, 2024 and resigned from the Board in November 2024.
(10)	During 2024, no options were issued to any directors.

EXECUTIVE OFFICERS
The following sets forth information about our executive officers.

Name	Position	Age
Andy Yoo	Chief Executive Officer	46
Seung Ik Baik	Chief Financial Officer	39
Andy Yoo. Biographical information for Mr. Yoo is presented above under the caption “Director Election Proposal.”
Seung Ik Baik. Biographical information for Mr. Baik is presented above under the caption “Director Election Proposal.”

EXECUTIVE COMPENSATION
Compensation Overview
This section provides a discussion of the total compensation awarded to, earned by, or paid to, during the years ended December 31, 2024 and 2023: (1) the individuals who served as our principal executive officer during the fiscal year ended December 31, 2024, (2) our next two most highly compensated executive officers serving as of December 31, 2024 who earned more than $100,000 during the fiscal year ended December 31, 2024, and (3) any individual who would otherwise be included in (2) above but for the fact that such individual was not serving as an executive officer of ours as of December 31, 2024. We refer to these individuals in this Proxy Statement as our named executive officers. Our named executive officers for 2024 who appear in the Summary Compensation Table are:
•Andy Yoo, our Chief Executive Officer;
•Paul Kang, our former Chief Executive Officer;
•Seung Ik Baik, our Chief Financial Officer;
•Jiyoung Hwang, our former Chief Financial Officer;
Summary Compensation Table
The following table provides a summary of compensation paid or accrued for the years ended December 31, 2024 and 2023 to our named executive officers, amounts in dollars:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	All other compensation ($)(5)	Total ($)
Andy Yoo (1) Chief Executive Officer	2024	$25,000	$—	$—	$—	$2,167	$27,167
Paul Kang (2) Former Chief Executive Officer	2024	150,000	—	—	—	20,000	170,000
	2023	50,000	—	—	—	—	50,000
Seung Ik Baik (3) Chief Financial Officer	2024	3,611	—	—	—	2,167	5,778
Jiyoung Hwang (4) Former Chief Financial Officer	2024	150,000	—	—	—	20,000	170,000
	2023	49,432	—	—	—	—	49,432

(1)	Effective December 20, 2024, Mr. Yoo was appointed as Chief Executive Officer, succeeding Mr. Kang (who continued as co-Chief Executive Officer to transition his former duties to Mr. Yoo until February 27, 2025).
(2)	Effective August 21, 2023, Mr. Kang was appointed as Chief Executive Officer. Effective February 27, 2025, Mr. Kang resigned as Chief Executive Officer.
(3)	Effective December 20, 2024, Mr. Baik was appointed as Chief Financial Officer, succeeding Ms. Hwang.
(4)	Effective August 28, 2023, Ms. Hwang was appointed as Chief Financial Officer. Effective December 20, 2024, Ms. Hwang resigned as Chief Financial Officer and was appointed as Chief Strategy Officer. Ms. Hwang resigned as Chief Strategy Officer in January 2025.
(5)	Represents the amount of cash fees for their service as a director.
Employment Agreements
We had employment agreements with each of our named executive officers who were still serving in their positions at the end of 2024. These employment agreements are described below. Refer to the footnotes to the Summary Compensation Table above with respect to named executive officers who were no longer serving at the end of 2024.
Andy Yoo. We and Mr. Yoo entered into an Employment Agreement dated December 20, 2024. Under the terms of this Employment Agreement, Mr. Yoo’s annual base salary was $300,000. On June 6, 2025, the Board approved Mr. Yoo’s severance package (a lump sum payment of 24 months of base salary if we terminate his employment without cause) and adjusted his annual base salary to $480,000 effective as of April 1, 2025.
Paul Kang. We and Mr. Kang entered into an Employment Agreement dated August 28, 2023. Under the terms of this Employment Agreement, Mr. Kang’s annual base salary was $150,000.
Seung Ik Baik. We and Mr. Baik entered into an Employment Agreement dated December 20, 2024. Under the terms of this Employment Agreement, Mr. Baik’s annual base salary was $130,000. On June 6, 2025, the Board approved Mr. Baik’s severance package (a lump sum payment of 12 months of base salary if we terminate his employment without cause) and adjusted his annual base salary to $300,000 effective as of April 1, 2025.
Jiyoung Hwang. We and Ms. Hwang entered into an Employment Agreement dated August 28, 2023. Under the terms of this Employment Agreement, Ms. Hwang’s annual base salary was $150,000.
Outstanding Equity Awards at Fiscal Year-End
Neither Mr. Yoo nor Mr. Baik have any outstanding equity awards, and none of our named executive officers who were not serving with the Company at the end of fiscal 2024 still had any outstanding equity awards.
Defined Contribution Plan
We sponsor a defined contribution plan intended to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), as a 401(k) plan. Employees who are at least 21 years of age are generally eligible to participate and may enter the plan on the first day of any month following the employment start date. Participants may make pre-tax contributions or Roth 401(k) contributions up to the maximum limit established by the Code. Our 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees below age 50. Participant contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Participants are immediately and fully vested in their contributions. We provide matching contributions under the plan of up to 100% of the first 50% of the participant’s elective contributions.

Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2024, which as of that date consisted of our 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	2,631	$27.55	134,094	(1) (2)
Equity compensation plans not approved by stockholders	-	-	-
Total	2,631	$27.55	134,094

(1)	Represents 121,700 and 12,394 shares of common stock available for issuance under the 2017 Equity Incentive Plan and 2017 Employee Stock Purchase Plan, respectively, as of December 31, 2024.
(2)	The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan automatically increases on January 1 of each year, beginning on January 1, 2020, by the lesser of (i) 153,333 shares, (ii) 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (iii) a lesser number of shares determined by the Compensation Committee. Effective January 1, 2024, pursuant to the terms of the 2017 Equity Incentive Plan, the number of shares that are reserved and may be awarded under the 2017 Equity Incentive Plan was automatically increased by 153,333 shares. The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan automatically increases on January 1 of each year, beginning on January 1, 2018, by the lesser of (i) 10,000 shares of common stock, (ii) 0.3% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or (iii) such lesser number of shares determined by our Board. Effective January 1, 2023, pursuant to the terms of the 2017 Employee Stock Purchase Plan, the number of shares that are reserved and may be issued under the 2017 Employee Stock Purchase Plan was automatically increased by 10,000 shares.
Pay Versus Performance

	SCT(a) Total for PEO(1)	SCT Total for Former PEO (Kang)(2)	SCT Total for Former PEO (Kim)(2)	SCT Total for Former PEO (Schroff)(3)	CAP(b) to PEO(1) (5)	CAP to Former PEO (2) (5) (Kang)	CAP to Former PEO (3) (5) (Kim)	CAP to Former PEO(4) (Schroff)	Average SCT Total for Non-PEO NEOs(6)	Average CAP for Non-PEO NEOs(6)	Value of fixed $100 investment based on TSR(c)	Net (loss) (in 000’s)
2024	$27,167	$170,000	$0	$0	$27,167	$170,000	$0	$0	$87,889	$87,889	$53.27	$(9,701)
2023	—	66,994	90,938	797,471	—	50,000	90,938	1,093,241	511,250	518,110	9.57	(16,914)
2022	—	—	—	1,217,718	—	—	—	713,190	460,682	383,319	18.98	(2,582)

(a)	Summary Compensation Table (SCT)
(b)	Compensation Actually Paid (CAP)
(c)	Total Shareholder Return (TSR) as of the applicable year end, assuming an initial investment of $100 on December 31, 2021.
(1)	Refers to current CEO Andy Yoo.
(2)	Refers to former CEO Paul Kang.
(3)	Refers to former CEO Jung Sang (Michael) Kim.
(4)	Refers to former CEO Matthias G. Schroff.
(5)	No adjustments made for Mr. Yoo, Mr. Kang, or Mr. Kim because they were not granted any equity awards.
(6)	For 2024, includes Seung Ik Baik (CFO) and Jiyoung Hwang (former CFO). For 2023, includes Elias Papadimas (former CFO) and Sarah Longoria (former CHRO). For 2022, includes Mr. Papadimas, Ms. Longoria and Douglas E. Feltner.
No adjustments to the total compensation reported in the Summary Compensation Table for 2024 were required as no equity awards were granted during 2024 and no equity awards vested or were forfeited during 2024.
Adjustments for Dr. Schroff in 2023 from total compensation reported in the SCT totaled $295,770, made up of an addition of $301,912 representing the fair value of equity awards as of the date of his separation, and a subtraction of $6,142 representing the fair value as of the end of 2022 of equity awards that were forfeited in connection with his separation. Adjustments for the average of non-PEO named executive officers in 2023 from total compensation reported in the SCT totaled $6,860, made up of an addition of $9,057 representing the average fair value of equity awards as of the date of the separations of the former named executive officers, and a subtraction of $2,197 representing the average fair average as of the end of 2022 of equity awards that were forfeited in connection with the separations.
Compensation Actually Paid versus Company Total Shareholder Return
Compensation actually paid (“CAP”) to our former PEOs (Mr. Kang, Mr. Kim, and Dr. Schroff) and the non-PEO named executive officers decreased from 2024 to 2023. The Company’s stock price increased at the end of 2024 as a result of the common stock purchase agreements, causing a significant increase in TSR. There is no relationship between the stock price increase and CAP decrease. The CAP of our current CEO, and immediately preceding former PEO, bear no relation to TSR as they received fixed salaries.
Compensation Actually Paid versus Company Net Income (Loss)
CAP to our former PEOs (Mr. Kang, Mr. Kim, and Dr. Schroff) and the non-PEO named executive officers decreased from 2024 to 2023. The Company’s net loss decreased substantially from 2024 to 2023. This decrease was due to higher costs in 2023 from separation pay of these former executives and related stock based compensation expense, payroll and related benefits, legal and consulting fees, facility and lease costs as a result of the transitional state of our business. The CAP of our current CEO, and immediately preceding former PEO, bear limited relation to net income (loss) as they received fixed salaries.

AUDIT COMMITTEE REPORT
The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission (the “SEC”) and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Audit Committee, in place prior to September 8, 2025, reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with CBIZ LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from CBIZ LLP required by applicable requirements of the PCAOB regarding CBIZ LLP’s communications with the Audit Committee concerning independence, and has discussed with CBIZ LLP the firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Per the Form 8-K filed on September 9, 2025, on September 8, 2025, the Board appointed Sangjin Yeo and Aejin Hwang to the Board and also appointed these two directors to the Audit Committee of the Board, and appointed Mr. Yeo as the Chairman of the Audit Committee.
Audit Committee, current
Sangjin Yeo (Chairman)
Aejin Hwang
Dongho Lee
Audit Committee, prior to September 8, 2025
Hyuk Joon (Raymond) Ko (former Chairman)
Minhee Eom
Dongho Lee

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single set of annual meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single set of materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of materials, please notify your broker or the Company. Direct your written request to our Corporate Secretary, c/o Exicure, Inc., 400 Seaport Court, Suite 102, Redwood City, CA 94063. Stockholders who currently receive multiple sets of the materials at their addresses and would like to request “householding” of their communications should contact their brokers.

STOCKHOLDER PROPOSALS FOR THE 2026 ANNUAL MEETING
Pursuant to Rule 14a-8 under the Exchange Act, certain stockholder proposals may be eligible for inclusion in our 2026 proxy statement. Any such proposal must be submitted in writing by May 26, 2026, (120 calendar days before date of this Proxy Statement) to our Corporate Secretary, c/o Exicure, Inc., at 400 Seaport Court, Suite 102, Redwood City, CA 94063. If we change the date of our 2026 Annual Meeting of Stockholders by more than thirty days from the date of the previous year’s annual meeting, the deadline shall be a reasonable time before we begin to print and send our proxy materials. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities laws and our bylaws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.
Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that if you wish to submit a proposal that is not to be included in the proxy statement for our 2026 Annual Meeting of Stockholders or nominate a director, a timely written notice of a stockholder proposal must be delivered to, or mailed and received by, our Corporate Secretary, c/o Exicure, Inc., at 400 Seaport Court, Suite 102, Redwood City, CA 94063, no earlier than July 9, 2026 (120 days prior to the first anniversary of our 2025 Annual Meeting) and no later than the close of business on August 8, 2026 (90 days prior to the first anniversary of our 2025 Annual Meeting of Stockholders), which notice must contain the information specified in our bylaws. If we change the date of our 2026 Annual Meeting of Stockholders by more than 30 days before, or more than 60 days after, the one-year anniversary of the 2025 Annual Meeting of Stockholders, then the written notice of a stockholder proposal that is not intended to be included in our proxy statement must be delivered, or mailed and received, not later than the 90th day prior to our 2026 Annual Meeting of Stockholders or, if later, the 10th day following the day on which certain public disclosure as described in our bylaws of the meeting date is made. The public announcement of an adjournment or postponement of the 2026 Annual Meeting of Stockholders does not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Proxy Statement. You are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominees.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than September 7, 2026 (60 calendar days prior to the anniversary of the previous year's annual meeting date, or, if the date of the annual meeting has changed by more than 30 calendar days from the previous year, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made). Please note that the notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under the advance notice provisions of our bylaws as described above.

OTHER MATTERS
The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournments or postponements thereof, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

/s/ Andy Yoo
Andy Yoo
Chief Executive Officer and President
                                    September 23, 2025
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 18, 2025, is available without charge upon request to: Corporate Secretary, c/o Exicure, Inc., at 400 Seaport Court, Suite 102, Redwood City, CA 94063, or by phone, at (847) 673-1700.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on November 5, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/XCUR2025**

You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked with the arrow on your proxy card available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on November 5, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V79719-P38295

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

EXICURE, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Class II Nominees:

01) Sangjin Yeo
02) Aejin Hwang

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Annual Meeting will be held in virtual format only.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Our Annual Meeting will be broadcast live on the Internet. To listen to the broadcast, log on to:
www.virtualshareholdermeeting.com/XCUR2025.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Form 10-K are available at www.proxyvote.com.

V79720-P38295

EXICURE, INC.
Virtual Annual Meeting of Stockholders
November 6, 2025 5:00 PM CT
This proxy is solicited by the Board of Directors

The undersigned appoint(s) Andy Yoo, Seung Ik Baik and Joshua Miller, or either of them, as proxies, each with the power of substitution and revocation, and hereby authorize(s) them to represent and to vote, as designated on the reverse side hereof, all of the shares of common stock of EXICURE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of EXICURE, INC. to be held virtually via live audio-only webcast at 5:00 PM, Central Time, on November 6, 2025 at **www.virtualshareholdermeeting.com/XCUR2025**, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side